Exhibit 11.2

Whitehorse Office
108 Gold Road
Whitehorse, YT       Phone: (867) 668-7672
Y1A 2W3               Fax: (867) 393-3577

www.aurorageosciences.com

July 29, 2003.

Mr. Ernest S. Peters
Entourage Mining Ltd.
675 West Hastings Street, Suite 306
Vancouver, British Columbia
Canada V6B 1N2

Dear Sir:

Re: Entourage Mining Ltd's Form 20-FR

We are the authors of the Technical Report on Emerald Potential of the Finlayson Properties, Finlayson Lake area, Yukon and dated March 21, 2003. We consent to being named as an experts concerning emerald exploration in the area described in this report and as described in Form 20-FR under headings: Item 4 - Information on the Company, B - Business Overview, Background. We furthermore agree to the filing of this consent letter as an exhibit to relevant registration documents Entourage Mining Ltd. may be required to file with the Securities and Exchange Commission.

Yours truly,

/s/ Scott Casselman,
Scott Casselman, B.Sc., P.Geo.

/s/ Michael A. Power,
Michael A. Power, M.Sc., P.Geo.

Entourage Mining Letter